EXHIBIT 99

                             Subscription Agreement

                       MOUND CITY FINANCIAL SERVICES, INC.

                    PROSPECTUS DATED _________________, 1998

                IMPORTANT: PLEASE READ CAREFULLY BEFORE SIGNING:
                   SIGNIFICANT REPRESENTATIONS ARE CALLED FOR


                             SUBSCRIPTION AGREEMENT

Mound City Financial Services, Inc.
c/o Robert J. Just, Jr.
25 East Pine Street
Platteville, Wisconsin  53818

     By executing this Subscription Agreement, the undersigned, ________________________ __________, offers to subscribe for and purchase
__________ shares of Common Stock of Mound City Financial Services, Inc., a Wisconsin corporation ("Company"), at a price of $310.00 per share, pursuant to the terms and conditions of the Offering described in the Prospectus of the Company dated ____________, 1998 (the "Prospectus"), and the terms of this Subscription Agreement. (Unless otherwise defined herein, capitalized terms in this Subscription Agreement have the same meaning as in the Prospectus.) The undersigned agrees to deliver, with the executed Subscription Agreement, payment in full of the subscription price for all shares of Common Stock subscribed for under this Agreement. The Offering expires on _______________, 1998, unless extended. The undersigned presently owns ____________ shares of common stock.

     1. Representations. As an inducement to the Company to accept this subscription, the undersigned represents, warrants, and agrees as follows:

          (a) The undersigned has received, carefully reviewed, and is familiar with the Prospectus and has had an opportunity to ask questions of and receive additional information from Company representatives.

          (b) The information supplied in this Subscription Agreement is true, accurate, and complete. The undersigned acknowledges that the Company is relying upon the accuracy and completeness of the representations and warranties contained in this Agreement in complying with its obligations under applicable securities laws.

          (c) If the undersigned is other than an individual, this Subscription Agreement has been duly authorized by all necessary action on the part of the undersigned, has been duly executed by an authorized officer or representative of the undersigned, and is a legal, valid and binding obligation of the undersigned enforceable in accordance with its terms.

     2.  Restriction  Transfer.  The undersigned  agrees that he or she will not transfer, sell or assign the Common Stock purchased pursuant to this Subscription Agreement unless the Common Stock has been registered pursuant to the Securities Act of 1933 or is exempt from the registration requirement, and is not in violation of applicable state securities laws.

     3. Additional Shares. _____ If checked here, the undersigned would like the opportunity to purchase additional shares of Common Stock at $310.00 per share if other shareholders do not subscribe for all the Common Stock to which they are entitled. The number of additional shares of Common Stock that the undersigned would like to purchase is ______.

     4. Name in Which Title is to be Held.

        ----------------------------------------------------------

     5. Manner in Which Title is to be Held. (check one)

                  _____ Individual Ownership
                  _____ Survivorship Marital Property (to surviving
                                     spouse on death of one spouse)
                  _____ Joint Tenant with Right of Survivorship (for
                                     persons other than husband and wife)
                  _____ Partnership*
                  _____ Tenants in Common
                  _____ Corporation*
                  _____ Limited Liability Company ("LLC")*
                  _____ Trust*
                  _____ Other (specify:______________________)*

*If Shares are being subscribed for by a corporation, partnership, LLC or other organization, the attached Certificate of Authorized Signer must also be completed.

                             SUBSCRIBER SIGNATURE(S)

Dated: _________________

Number of Shares subscribed for on page 1: _____



----------------------------------       ----------------------------------
Signature                                Signature


----------------------------------       ----------------------------------
Name to Appear on Stock Certificate      Name Typed or Printed


----------------------------------       ----------------------------------
Residence Address                        Residence Address


----------------------------------       ----------------------------------
City, State and Zip Code                 City, State and Zip Code


----------------------------------       ----------------------------------
Tax Identification or                    Tax Identification or
Social Security Number                   Social Security Number

(PLEASE MAKE CHECKS PAYABLE TO MOUND CITY FINANCIAL SERVICES, INC.)


THIS SUBSCRIPTION AGREEMENT MUST BE POSTMARKED ON OR BEFORE THE EXPIRATION DATE OF THE OFFERING AND MAILED TO MOUND CITY FINANCIAL SERVICES, INC., C/O ROBERT J. JUST, JR., 25 EAST PINE STREET, PLATTEVILLE, WISCONSIN 53818, OR DELIVERED ON OR BEFORE 5:00 P.M. LOCAL TIME ON THE EXPIRATION DATE TO MOUND CITY FINANCIAL SERVICES, INC., C/O ROBERT J. JUST, JR., 25 EAST PINE STREET, PLATTEVILLE, WISCONSIN 53818. THE EXPIRATION DATE IS _________________, 1998, UNLESS EXTENDED.

                        CERTIFICATE OF AUTHORIZED SIGNER

              (To be completed if shares of Common Stock are being
                subscribed for by a corporation, partnership, or
                              other organization.)


     I,  ______________________________,   am  the  duly  appointed  and  acting
______________ of _________________________,  of ___________________,  Wisconsin
(the "Organization").

     I certify that I am empowered and duly authorized by the Organization to execute and carry out the terms of the Subscription Agreement and to purchase and hold the shares of Common Stock, and certify further that the Subscription Agreement has been duly and validly executed on behalf of the Organization and constitutes a legal and binding obligation of the Organization.

     IN   WITNESS   WHEREOF,   I  have   set  my   hand   this   _____   day  of
__________________.



                                         -----------------------------------
                                         (Signature)



                                   ACCEPTANCE


     This   Subscription   Agreement   for  _____   shares  is  accepted  as  of
________________.


                                         MOUND CITY FINANCIAL SERVICES, INC.


                                         By_________________________________
                                         Its________________________________